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               ____________________________


          REORGANIZATION AND MERGER AGREEMENT

                     By and Among

                  CECIL BANCORP, INC.

                          And

        COLUMBIAN BANK, A FEDERAL SAVINGS BANK



               Dated as of May 29, 1998

               ____________________________


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          REORGANIZATION AND MERGER AGREEMENT
================================================================

     THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of May 29, 1998, by and among CECIL BANCORP, INC., a Maryland corporation ("Cecil") and COLUMBIAN BANK, A FEDERAL
SAVINGS BANK, a federal savings bank ("Columbian").


                      BACKGROUND

     The parties have determined that it would be desirable and in their respective best interests, including the best interests of their respective shareholders, for (i) Cecil to organize Columbian Interim Federal Savings Bank ("NewSub") as a wholly owned interim federal savings bank subsidiary of Cecil, to merge with and into Columbian (the "Merger"), pursuant to which each of the issued and outstanding shares of common stock of Columbian ("Columbian common stock") shall automatically by operation of law be converted into a number of shares of common stock of Cecil and cash for fractional shares as set forth herein (the "Merger Consideration") and the issued and outstanding shares of NewSub common stock shall be converted by operation of law into an equal number of newly issued shares of Columbian common stock all of which shall be owned by Cecil, and
(ii) following the Merger, Columbian shall survive the Merger and operate as a wholly-owned subsidiary of Cecil under its present name and title with its own board of directors for a period of at least three years thereafter.

     The parties have determined that it would be in the best interests of their respective stockholders to combine their respective companies through a tax-free, stock-for-stock merger so that their respective stockholders will have an equity ownership in the combined entity.

     It is intended that (i) for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code, and (ii) the Merger shall qualify for pooling of interests accounting treatment under generally accepted accounting principles.

     Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Cecil's willingness to enter into this Agreement, each of the directors of Columbian has entered into a voting agreement in the form attached hereto as Exhibit A.

     As a condition and as an inducement to Cecil's willingness to enter into this Agreement, Cecil and Columbian are entering into a stock option agreement (in the form attached hereto as Exhibit B) pursuant to which Columbian is granting to Cecil an option to purchase shares of Columbian common stock.

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     NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                       ARTICLE I

            THE MERGER AND RELATED MATTERS

     1.1 Creation of NewSub. In order to effect the Merger provided for herein, Cecil shall cause NewSub to be organized as an interim federal savings bank under the laws of the United States, all (except for directors' qualifying shares, if any) of the issued and outstanding stock of which shall be owned by Cecil. As soon as practical following its organization, Cecil shall cause NewSub to approve and adopt a Plan of Merger with respect to the Merger (which shall be in the form attached as Exhibit 1.1 hereto).

     1.2  The Merger.  On the Effective Date (as defined in
Section 1.3 hereof), NewSub shall be merged with and into Columbian. The Merger shall be effected in accordance with any and all applicable provisions of federal law including the rules and regulations of the Office of Thrift Supervision ("OTS"). At the Effective Date, the separate existence and corporate organization of NewSub shall cease and Columbian shall thereafter continue as the surviving corporate entity under the laws of the United States under the name of "Columbian Bank, A Federal Savings Bank." Columbian after the Effective Date is sometimes referred to in this Agreement as the "Resulting Association." At and after the Effective Date, (i) the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights and immunities of Columbian shall continue in effect and be unimpaired by the merger, (ii) the separate corporate existence of NewSub shall cease, and (iii) Columbian shall succeed, without other transfer, to all the rights and property of NewSub and shall be subject to all the debts and liabilities of NewSub in the same manner as if Columbian had itself incurred them. All rights of creditors and all liens upon the property of each of Columbian and NewSub shall be preserved unimpaired by the Merger, provided that such liens upon property of NewSub shall be limited to the property affected thereby immediately prior to the Effective Date. Each savings account in Columbian at the Effective Date will constitute a savings account in the Resulting Association equivalent in withdrawable amount to the withdrawal value thereof, and subject to the same terms and conditions as such savings account in Columbian at the Effective Date. The liquidation account of Columbian shall not be affected by the Merger. From and after the Effective Date, any action or proceeding by or against NewSub may be prosecuted to judgment, which shall bind the Resulting Association, or the Resulting Association may be proceeded against or substituted in its place.

     1.3 Effective Date of the Merger. Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth in Article V herein, Columbian and NewSub shall execute and cause to be filed Articles of Combination, and such certificates or further documents as shall be required by the OTS, with the OTS and with such other federal or state
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regulatory agencies as may be required in the opinion of legal counsel for Cecil and Columbian under applicable law, rules and regulations. Upon approval by the OTS and endorsement of such Articles of Combination by the OTS, the Merger and other transactions contemplated by this Agreement shall become effective. The Effective Date for all purposes hereunder shall be the date of such endorsement by the OTS. The Merger shall not be effective unless and until it is approved by the OTS.

     1.4  Charter and Bylaws.  On the Effective Date, the
Charter and Bylaws of Columbian shall be and continue to be the Charter and Bylaws of the Resulting Association unless and until the same shall be amended in accordance with applicable law.

     1.5  Conversion of Shares.

          (a) (i) On the Effective Date, by virtue of the Merger and without any action on the part of Cecil or Columbian or the holders of shares of Cecil or Columbian common stock, each outstanding share of Columbian common stock issued and outstanding at the Effective Date (except for Dissenting Shares (as such term is defined in paragraph (b) below) and shares referred to in subparagraph (a)(ii) of this Section 1.5, but including shares held in any 401(k) plan of Columbian or held by Columbian in a fiduciary capacity) shall be converted into the Merger Consideration and exchanged for the right to receive a number of shares of Cecil common stock (the "Exchange Ratio") to be determined as follows (subject to adjustment as set forth in subparagraph (a)(v) of this Section 1.5):

                    (1)  If the Cecil Trading Price (to be
determined as described below) is more than $29.375, the Exchange Ratio shall be 1.5645;

                    (2)  If the Cecil Trading Price is more
than $27.00 and equal to or less than $29.375, the Exchange
Ratio shall be determined by dividing $45.96 by the Cecil
Trading Price;

                    (3)  If the Cecil Trading Price is
equal to or more than $20.00 and equal to or less than $27.00, the Exchange Ratio shall be 1.7021;

                    (4)  If the Cecil Trading Price is less
than $20.00, the Exchange Ratio shall be determined by dividing
$34.04 by the Cecil Trading Price.


               For purposes of this Agreement, the "Cecil
Trading Price" shall be equal to the average of the closing price of a share of Cecil common stock (as reported by the "Bloomberg Business News" Service ) for the last five days on which shares of Cecil common stock were traded prior to the date of approval of the Merger by the OTS.
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               (ii) Any shares of Columbian common stock
which are owned or held by Columbian (except shares held in any 401(k) plan of Columbian or held in a fiduciary capacity) or by Cecil or any of Cecil's subsidiaries (other than in a fiduciary capacity) at the Effective Date shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no shares of capital stock of Cecil shall be issued or exchanged therefor.

               (iii)     Each share of common stock of NewSub
issued and outstanding immediately prior to the Effective Date shall be canceled and converted into one share of common stock of Columbian.

               (iv) At the Effective Date, the holders of certificates representing shares of Columbian common stock shall cease to have any rights as stockholders of Columbian, except the right to receive the Merger Consideration as provided herein.

               (v)  If the holders of Cecil common stock
shall have received or shall have become entitled to receive, without payment therefor, during the period commencing on the date hereof and ending with the Effective Date, additional shares of common stock or other securities for their stock by way of a reorganization, recapitalization, stock split, stock dividend, reverse stock split reclassification, combination of shares or similar corporate rearrangement in the capitalization of Cecil ("Stock Adjustment"), then the Exchange Ratio shall be proportionately adjusted to take into account such Stock Adjustment.

          (b) Any shares of Columbian common stock held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such shares of Columbian common stock pursuant to the applicable provisions of the rules and regulations of the OTS shall be herein called "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Date, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be entitled to receive the Merger Consideration; provided, however, that shares of Columbian common stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the rules and regulations of the OTS, or otherwise fails to establish the right of such stockholder to be paid the value of such stockholders' shares under the rules and regulations of the OTS shall be deemed to be converted into the right to receive the Merger Consideration pursuant to the terms and conditions referred to above.

          (c) At the Effective Date, by virtue of the Merger without any action on the part of any holder of any option, each option to purchase or other right with respect to shares of Columbian common stock pursuant to stock options, stock appreciation rights or other rights, including stock awards ("Columbian Options") granted by Columbian under its stock option plans, as set forth in Exhibit 1.5 hereto, and which are outstanding at the Effective Date, whether or not exercisable, shall be converted into and become rights with respect to Cecil common stock, and Cecil shall assume each Columbian Option, in accordance with the terms of the plan under which it was issued and the stock option or other agreement by which it is evidenced, except that from and after the Effective Date, (i) each Columbian Option assumed by Cecil may be exercised solely for shares

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of Cecil common stock (or cash in the case of stock appreciation rights), (ii) the number of shares of Cecil common stock subject to such Columbian Option shall be equal to the number of shares of Columbian common stock subject to such Columbian Option immediately prior to the Effective Date multiplied by the Exchange Ratio provided that any fractional shares so resulting shall be rounded down to the nearest whole share, and (iii) the per share exercise price under each such Columbian Option shall be adjusted by dividing the per share exercise price under each such Columbian Option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the clauses (ii) and (iii) of the first sentence of this Section 1.5(c), each Columbian Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. Cecil and Columbian agree to take all necessary steps to effectuate the foregoing provisions of this 1.5(c) including, on the part of Cecil, reserving a sufficient number of shares of Cecil common stock for issuance pursuant to the exercise of stock options as contemplated herein and filing an appropriate registration statement with the Securities and Exchange Commission ("SEC") not later than the Effective Date with respect to the shares of Cecil common stock subject to such options and to make such other filings required under federal and state securities laws not later than the Effective Time to permit the exercise of such options and the sale of shares received thereunder after the Effective Time, and Cecil shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of shares.

          (d) In approving this Agreement, Columbian and the Stock Option Committee appointed by the Board of Directors of Columbian in accordance with paragraph 5(a) of the Columbian 1994 Stock Option and Incentive Plan agree not to permit the holders of options outstanding under such plan to receive cash upon the "Change in Control" of Columbian in an amount equal to the excess of the "Market Value" of the Columbian common stock subject to such option over the "Exercise Price" of the shares subject to such option in accordance with Section 12 of the 1994 Stock Option and Incentive Plan.

     1.6 Directors and Officers. The directors of the Resulting Association, who shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with law and the Resulting Association's Charter and Bylaws, shall be eight in number and shall include the seven directors of Columbian as of the Effective Date and Mary B. Halsey, who shall be appointed as a Director of the Resulting Association, and shall be compensated for service as a Director of the Resulting Association in accordance with the compensation arrangement for all other Resulting Association Directors. The officers of Columbian as of the Effective Date, shall be the initial officers of the Resulting Association after the Effective Date. The names, residence addresses and terms of the initial Directors of the Resulting Association are set forth in Exhibit 1.6 hereto. Notwithstanding anything to the contrary herein, the Bylaws of Columbian shall be amended prior to the Effective Date to increase the number of directors of Columbian to eight, which shall be effective on the Effective Date, upon the filing of amended bylaws with the OTS.
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     1.7  Offices of the Resulting Association.  Immediately
after the Effective Date, the Resulting Association shall continue its business at the office location(s) identified in
Exhibit 1.7 hereto.

     1.8  Authorization for Issuance of Cecil Common Stock;
Exchange of Certificates.

          (a) Cecil shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to Columbian's shareholders in accordance with this
Article I. Immediately prior to the Effective Date, Cecil shall make available for exchange or conversion, by transferring to an exchange agent appointed by Cecil (the "Exchange Agent") for the benefit of the holders of Columbian common stock: (i) such number of whole shares of Cecil common stock as shall be issuable in connection with the payment of the aggregate Merger Consideration (as computed pursuant to Section 1.5 herein, and as may be evidenced by a certificate therefor), and (ii) such funds as may be payable in lieu of fractional shares of Cecil common stock (as provided in Section 1.9 herein).

          (b)  After the Effective Date, holders of
certificates theretofore evidencing outstanding shares of Columbian common stock (other than Dissenting Shares and as provided in Section 1.5(a)(ii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Cecil common stock into which shares of Columbian common stock theretofore represented by the certificates so surrendered shall have been converted, as provided in Section 1.5 hereof, and cash payments in lieu of fractional shares as provided in Section 1.9 hereof. As soon as practicable after the Effective Date, the Exchange Agent will send a notice and transmittal form to each Columbian shareholder of record at the Effective Date whose Columbian stock shall have been converted into Cecil common stock advising such shareholder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Columbian common stock in exchange for new certificates for Cecil common stock and for cash payable in lieu of any fractional interest. Upon surrender, each certificate evidencing Columbian common stock and cash for fractional shares, if any, shall be canceled. The Exchange Agent shall make such cancellation and exchanges of Columbian common stock for Cecil common stock (and cash, as appropriate) for a period of one year from the Effective Date.

          (c)  Until surrendered as provided in this Section
1.8 hereof, each outstanding certificate which, prior to the Effective Date, represented Columbian common stock (other than Dissenting Shares and shares canceled at the Effective Date pursuant to Section 1.5(a)(ii) hereof) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Cecil common stock into which the shares of Columbian common stock formerly represented thereby were converted and the right to receive cash in lieu of any fractional interest. However, until such outstanding certificates formerly representing Columbian common stock are so surrendered, no dividend or distribution payable to holders of record of Cecil common stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without
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interest, theretofore paid with respect to such whole shares of
Cecil common stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or subsequent to the Effective Date and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 1.9 hereof. After the Effective Date, there shall be no further registration of transfers on the records of Columbian of outstanding certificates formerly representing shares of Columbian common stock and, if a certificate formerly representing such shares is presented to Cecil, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of Cecil common stock, and cash for fractional shares as herein provided. The Exchange Agent shall make such cancellation and exchanges of Columbian Common Stock (and cash, as appropriate) for a period of one year from the Effective Date.

          (d) All shares of Cecil common stock and cash in lieu of any fractional share issued and paid upon the surrender for exchange of Columbian common stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Columbian common stock.

          (e) If any new certificate for Cecil common stock is to be issued in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of Cecil common stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (f) In the event any certificate for Columbian common stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Cecil common stock and cash in lieu of fractional shares, if any, as may be required pursuant hereto; provided, however, that Cecil may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Cecil, Columbian, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.9 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Cecil common stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Columbian common stock; no dividend or distribution with respect to Cecil common stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Cecil. In lieu of such fractional share interest, any holder of Colombian common stock who would otherwise be entitled to a fractional share of Cecil common stock will, upon surrender of his certificate or certificates representing Columbian common stock

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outstanding immediately prior to the Effective Date, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise be entitled, multiplied by the Cecil Trading Price as determined pursuant to Section 1.5(a) of this Agreement. For the purposes of determining any such fractional share interests, all shares of Cecil common stock received by the holders of Columbian common stock shall be combined so as to calculate the maximum number of whole shares of Cecil common stock issuable to such Columbian shareholder in the Merger.

     1.10 Shareholders' Approval. The Board of Directors of Columbian shall, within 45 days of the effective date of the Registration Statement, submit the Merger to its shareholders for approval (the "Shareholders Approval"). The affirmative approval of the holders of at least two-thirds of the issued and outstanding shares of Columbian common stock entitled to vote shall be required for such approval.

     1.11 Registration Statement; Prospectus/Proxy Statement.

          (a) For the purposes (i) of registering the Cecil common stock to be issued to holders of Columbian common stock in connection with the Merger with the SEC and with applicable state securities authorities, (ii) of submitting the Merger to its shareholders for the Shareholders Approval, and (iii) of preparing for filing with the OTS the proxy materials for consideration of the Merger by Columbian stockholders, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement or information statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

          (b)  Cecil shall furnish such information
concerning Cecil and the Cecil Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.11(a) hereof. Cecil agrees to promptly advise Columbian if at any time prior to the Columbian shareholders meeting any information provided by Cecil in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission.
Cecil shall promptly file with the SEC, and furnish to Columbian for filing with the OTS and for distribution to shareholders of Columbian, such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Cecil and the Cecil Subsidiaries, to comply with
Section 1.11(a).

          (c)  Columbian shall furnish Cecil with such
information concerning Columbian as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Columbian, to comply with Section 1.11(a) hereof. Columbian agrees to promptly advise Cecil if at any time
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prior to the Columbian shareholders meeting any information provided by Cecil with the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Cecil with the information needed to correct such inaccuracy or omission. Columbian shall furnish Cecil with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Columbian, to comply with Section 1.11(a).

          (d) Cecil shall as expeditiously as possible file the Registration Statement with the SEC and applicable state securities agencies. Cecil shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. Columbian authorizes Cecil to utilize in the Registration Statement the information concerning Columbian provided to Cecil for the purpose of inclusion in the Prospectus/Proxy Statement. Columbian shall have the right to review and comment on the form of proxy statement included in the Registration Statement as well as those portions containing or describing information concerning Columbian. Cecil shall advise Columbian promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Cecil shall furnish Columbian with copies of all such documents. Prior to the Effective Date or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

          (e) Columbian and Cecil shall consult with each other in order to determine whether any directors, officers or shareholders of Columbian may be deemed to be "affiliates" of Columbian or Cecil ("affiliated persons") within the meaning of Rule 145 of the SEC promulgated under the 1933 Act. All shares of Cecil common stock issued to such Columbian affiliated persons in connection with the Merger shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the 1933 Act and/or pooling of interests accounting requirements, and notice shall be given to Cecil's transfer agent of such restriction, provided that such legend shall be removed by delivery of a substitute certificate without such legend if such Columbian affiliated person shall have delivered to Cecil a copy of a letter from the staff of the SEC or an opinion of counsel, in form and substance satisfactory to Cecil, to the effect that such legend is not required for purposes of the 1933 Act, and, in any event, at any time after the expiration of two years from the Effective Date unless, in the opinion of counsel for Cecil, such person was an "affiliate" of Cecil within the meaning of Rule 145 within three months prior to the expiration of such two year period. So long as shares of such Cecil common stock bear such legend, no transfer of such Cecil common stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Cecil to assure that such transfer will not violate applicable provisions of the 1933 Act, or rules, regulations or policies of the SEC and the SEC's rules relating to pooling of interests accounting treatment. Notwithstanding anything to the contrary herein, if the Merger qualifies for pooling of interests accounting treatment shares of Cecil common stock issued to such affiliates of Columbian and shares of Cecil common stock held by persons who are affiliates of Cecil immediately prior to the Effective Time shall not be transferable until such time as financial results covering at least 30 days of combined operations of

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Cecil and Columbian have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting
Policies.

     1.12 Cooperation; Regulatory Approvals. The parties shall cooperate and use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall use their best efforts to cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, other regulatory authorities, holders of the voting shares of common stock of Columbian, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained.

     1.13 Closing. If (i) this Agreement has been duly approved by the shareholders of Columbian, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Cecil, or at such other place as the parties may agree, at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filing described in Section 1.3 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

     1.14 Closing of Transfer Books. At the Effective Date, the transfer books for Columbian common stock shall be closed, and no transfer of shares of Columbian common stock shall thereafter be made on such books.

     1.15 Possible Alternative Structures. Notwithstanding anything to the contrary contained in the Agreement, Cecil shall be entitled to revise the structure of the transactions contemplated herein, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Columbian common stock as provided for in this Agreement, (B) adversely affect the tax treatment to Columbian shareholders, (C) adversely affect the qualification of the Merger as a pooling of interests for accounting and financial reporting purposes, (D) affect the ability of Columbian to continue as a separate entity for at least a three-year period following the Effective Date or (E) materially impede or delay consummation of the transactions contemplated herein.
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                      ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF COLUMBIAN

     Columbian represents and warrants to Cecil that, except as disclosed in Schedule I delivered by Columbian to Cecil concurrently with or prior to the date of execution of this
Agreement:

     2.1 Organization, Good Standing, Authority, Insurance, Etc. Columbian is a savings association duly organized, validly existing and in good standing under the laws of the United States. Columbian does not have any equity or other interest in any "subsidiary" within the meaning of Section 10(a)(1)(G) of the Home Owners' Loan Act ("HOLA") or in any other company, entity, partnership, joint venture or similar organization. Columbian has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted.
Columbian has delivered to Cecil a true, complete and correct copy of the charter and the bylaws of Columbian. Columbian is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failure to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Columbian. Columbian is a member in good standing of the Federal Home Loan Bank of Atlanta and all eligible accounts issued by Columbian are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Columbian is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the rules and regulations thereunder.

     The minute books of Columbian contain complete and accurate records of all meetings and other corporate actions held or taken of its shareholders and Boards of Directors
(including the committees of such Boards).

     2.2 Capitalization. The authorized capital stock of Columbian consists of (i) 1,500,000 shares of common stock, par value $1.00 per share, of which 75,343 shares were issued and outstanding as of the date of this Agreement, and (ii) 500,000 shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding as of the date of this Agreement. All outstanding shares of Columbian common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for outstanding options under the 1994 Stock Option and Incentive Plan ("Stock Option Plan") (the number of which are as set forth in Section 2.2 of Schedule
I) and such option granted by Columbian to Cecil pursuant to this Agreement and under the terms and conditions set forth in the related agreement appended hereto as Exhibit B, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of Columbian's capital stock and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Contract") to which Columbian or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of Columbian's capital stock. A true and complete copy of the Stock Option Plan, as in effect on the date of this Agreement, is attached as Section 2.2 of
Schedule I.
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     2.3  Financial Statements and Regulatory Reports.

          (a)  Columbian has delivered to Cecil: (i)
Statements of Financial Condition, Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flows of Columbian as of and for the years ended December 31, 1997 and 1996, certified by Anderson Associates, LLP; and (ii) a statement of condition, statement of operations, statement of stockholders' equity and statement of cash flows of Columbian for the three-month period ended March 31, 1998. Each of the foregoing financial statements fairly presents the consolidated financial condition, assets, liabilities and results of operations of Columbian, at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of interim financial statements, to normal recurring year-end adjustments, which are not material in any case or in the aggregate and the absence of notes.

          (b)  Columbian previously delivered, or will
deliver, to Cecil the Columbian regulatory reports, consisting of the thrift financial reports, consolidated reports of condition and income, and accompanying schedules, filed by Columbian with the OTS for each calendar quarter, beginning with the quarter ended December 31, 1994, through the Effective Date ("Regulatory Reports"). The Regulatory Reports have been, or will be, prepared in accordance with applicable accounting principles and practices, and were true and correct in all material respects.

     2.4 Absence of Undisclosed Liabilities. Except (i) as disclosed in Section 2.4 of Schedule I, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in Section 2.3(a) herein, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Columbian does not have any material liabilities (whether accrued, absolute, contingent or otherwise) of specific application to Columbian.

     2.5 Absence of Changes. Since December 31, 1997, Columbian has conducted its business in the ordinary course of business and, except as disclosed in Section 2.5 of Schedule I, Columbian has not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse. Without limiting the foregoing, except as disclosed in
Section 2.5 of Schedule I, since December 31, 1997:

          (i) Columbian has not issued, sold, granted, conferred or awarded (or agreed to issue, sell, grant, confer or award) any of its equity securities (except shares of Columbian common stock issued pursuant to exercise of options previously granted under the Columbian Stock Option Plan), or options to acquire its equity securities, or any corporate debt securities which would be classified under generally accepted accounting principles as long-term debt on the balance sheets of Columbian; (ii) Columbian has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iii) Columbian has not discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv)


     Columbian has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets; (v) except as required by contract or law, Columbian has not (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Employee Plans (as defined in Section 2.15 hereafter) or (D) agreed to do any of the foregoing; (vi) Columbian has not suffered any material damage, destruction, or loss, whether as a result of misappropriation, theft, fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, or other casualty or event, and whether or not covered by insurance; and (vii) Columbian has not canceled or compromised any debt, except for debts of $5,000 or less, individually or in the aggregate, charged off or compromised in accordance with the past practice of Columbian.

     2.6 Dividends, Distributions and Stock Purchases and Sales. Except as disclosed in Section 2.6 of Schedule I, since December 31, 1997, Columbian has not declared, set aside, made or paid any dividend or other distribution in respect of Columbian common stock, or purchased, issued or sold any shares of Columbian common stock.

     2.7 Prospectus/Proxy Statement. At the time the Prospectus/Proxy Statement is mailed to the shareholders of Columbian for the solicitation of proxies for the approval of the Merger and at all times subsequent to such mailing up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to Columbian shareholders, Columbian common stock, this Agreement, the Merger and all other transactions contemplated hereby, will:

          (a)  Comply in all material respects with
applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under the 1933 Act and the 1934 Act; and

          (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     2.8 No Broker's or Finder's Fees. Except as set forth in Section 2.8 of Schedule I, no agent, broker, investment banker, person or firm acting on behalf or under authority of Columbian is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby.

     2.9 Contracts. Each written or oral contract entered into by Columbian (other than deposit and loan contracts with customers entered into by Columbian in the ordinary course of business) which involves aggregate payments or receipts in excess of $5,000 per year or which cannot be fully performed within six months from the date hereof, including without limitation every
agreement, lease, license, indenture, mortgage and other commitment to which Columbian is a party or by which it or any of its properties may be bound (all such contracts involving annual payments in excess of $5,000, or which cannot be fully preformed within such six month period, are being collectively referred to herein as "Material Contracts") is identified in
Section 2.9 of Schedule I. Except as disclosed in Section 2.9 of Schedule I, all Material Contracts are valid and in full force and effect.

     2.10 Litigation.  Except as disclosed in Section 2.10 of
Schedule I: (i) there is no litigation, investigation or proceeding pending or, to the knowledge of the senior officers of Columbian, threatened that involves Columbian or any of its properties; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Columbian.

     2.11 Compliance with Law. Columbian is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply, which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Columbian, and Columbian has not received notice from any federal, state or local government or governmental agency of any material violation of any of the above.

     2.12 Corporate Actions.

          (a) The Board of Directors of Columbian has duly approved and authorized its officers to execute and deliver this Agreement, the Plan of Merger and the Stock Option Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby and thereby.

          (b) The Board of Directors of Columbian has taken all necessary action to exempt this Agreement, the Plan of Merger and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Plan of Merger and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders, (iii) any state laws requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested stockholder" or person or entity of similar type and (iv) any provision in its charter or bylaws (A) restricting or limiting stock ownership or the voting rights of stockholders or (B) requiring a stockholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested stockholder" or person or entity of similar type.

     2.13 Authority.  Except as set forth in Section 2.13 of
Schedule I, the execution, delivery and performance of this Agreement by Columbian does not violate any of the provisions of, or constitute a breach or default under or give any person the right to terminate or accelerate payment
or performance under the charter or bylaws of Columbian, any regulatory restraint on the acquisition of Columbian or control thereof (subject to receipt of all required regulatory approvals), or any contract, agreement, lease, note, bond, mortgage, indenture, deed, license or other instrument or obligation to which Columbian is a party or is subject or by which any of its properties or assets is bound. Columbian has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger, and to perform its obligations hereunder and thereunder, subject to the receipt of the approval of Columbian's shareholders required under applicable law and regulations and subject to receipt of all required regulatory approvals. This Agreement constitutes the valid and binding obligation of Columbian and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights generally and general principles of equity.

     2.14 Labor Relations and Employment Agreements.
Columbian is not a party to or bound by any collective bargaining agreement. To the knowledge of Columbian's senior officers, Columbian is not the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Columbian to bargain with any labor organization as to wages or conditions of employment, nor are there any labor disputes pending, or to the knowledge of the senior officers of Columbian threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Columbian. Except as disclosed in
Section 2.14 of Schedule I, Columbian does not have any employment contract, severance agreement, deferred compensation agreement, consulting agreement or similar obligation ("Employment Obligation") with any director, officer, employee, consultant or agent. Except as disclosed in Section 2.14 of
Schedule I, Columbian does not have any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 162, 280G or any other section of the Code.

     2.15 Employee Benefits.

          (a)  Columbian does not maintain any funded
deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Employee Plans"), other than any plans set forth in Section 2.15 of Schedule I. Columbian has not incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. To the knowledge of Columbian, the Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Columbian is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.15 of Schedule I, Columbian does not (a) provide health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintain any form of current (exclusive of base salary and base wages) or deferred compensation,
bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

          (b)  To the knowledge of Columbian, (i) no
condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA;
(ii) no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Columbian; and (iii) Columbian has not incurred or does not expect to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA.

     2.16 Property and Assets. Columbian has good and marketable title to all of its real property reflected in the financial statements at December 31, 1997, referred to in
Section 2.3 herein, or acquired subsequent thereto, free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"), except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business and (f) as otherwise specifically indicated in
Section 2.16 of Schedule I. Columbian enjoys peaceful and undisturbed possession under all material leases for the use of real property under which it is the lessee; all of such leases are valid and binding and in full force and effect, and Columbian is not in default in any material respect under any such lease. All property and assets material to its business and currently used by Columbian are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

     2.17 Tax Matters.

          (a)  Except as set forth in Section 2.17 of
Schedule I, Columbian has duly and properly filed all federal, state, local and other tax returns required to be filed by it and has made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.17 of Schedule I; and, except as set forth in Section 2.17 of Schedule I, there is no agreement by Columbian for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section 2.17 of Schedule I, neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Columbian, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Columbian aware of any basis for any such assertion or claim.

          (b) Adequate provision for any federal, state, local, or foreign taxes due or to become due for Columbian for any period or periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997
Columbian financial statements and has been or will be made with respect to periods ending after December 31, 1997.

     2.18 Environmental Matters.  Except as set forth in
Section 2.18 of Schedule I, none of the assets of Columbian (defined for purposes of this subsection as the real property and tangible personal property owned or leased by Columbian as of the date of this Agreement and as of the Effective Date) contain any hazardous materials (defined as any substance whose nature and/or quantity or existence, use, manufacture or effect render it subject to federal, state or local regulation as potentially injurious to public health or welfare, including, without limitation, friable asbestos or PCBs ("Hazardous Materials")), and Columbian shall provide, as part of Section
2.18 of Schedule I, any and all documentation regarding hazardous materials and any of its assets or properties. Except as set forth in Section 2.18 of Schedule I, to Columbian's best knowledge without inquiry, no collateral securing any loan made by Columbian contains any Hazardous Materials , and Columbian shall provide, as part of Section 2.18 of Schedule I, any documentation regarding hazardous materials and any of its loans. Except as set forth in Section 2.18 of Schedule I, Columbian is not aware of, nor has Columbian received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to the knowledge of Columbian's senior officers, threatened against Columbian relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

     2.19 Governmental Approvals and Other Conditions.
Columbian is not aware of any reason why (i) the regulatory approvals that are required to be obtained by Cecil in connection with the transactions contemplated herein should not be granted, or (ii) such regulatory approvals should be conditioned on any requirement restricting or limiting Cecil's future ability to carry on its business and that of its banking subsidiaries (including Columbian), or (iii) any of the conditions precedent as specified in Article V to consummate the transactions contemplated herein are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

     2.20 SEC Filings. No registration statement, prospectus, proxy statement, schedule or report (taken together with any amendments thereto) filed and not withdrawn since January 1, 1996 by Columbian with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the

case of such registration statements or prospectuses) or on the date of filing (in the case of such reports or schedules) or on the date of mailing (in the case of such proxy statements), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, (in the case of any prospectus in light of the circumstances under which they were made) not misleading.

     2.21 Asset Classification.

          (a) Section 2.21(a) of Schedule I sets forth a list, accurate and complete in all material respects, of each loan, extension of credit and other asset of Columbian that has been adversely designated, criticized or classified by Columbian or any regulatory authority as of March 31, 1998, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized through the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Columbian before the date hereof.

          (b) All evidences of indebtedness reflected as assets in the balance sheet of Columbian as of December 31, 1997, or acquired since such date, are (except with respect to those assets which are no longer assets of Columbian) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against Columbian. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. Except as set forth in Section 2.21(b) of Schedule I, all loans originated or purchased by Columbian were at the time entered into and at all times since in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Columbian administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Columbian regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the applicable regulatory requirements.

     2.22 Community Reinvestment Act. Columbian's rating pursuant to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Columbian has not received any comment letters relating to its Community Reinvestment Act Statement or is otherwise aware of any adverse reaction to such statement.
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     2.23 Loan Portfolio.  The allowance for loan losses
reflected and shown, or to be shown, on the balance sheets contained in the financial statements provided for in Section 2.3(a) hereof are and will be with respect to financial statements dated after the date hereof adequate to provide for all known and reasonably anticipated possible losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding and accrued interest receivable on non-performing loans as of the date of such balance sheet, in accordance with the requirements of generally accepted accounting principles. No regulatory authority has requested Columbian to increase the allowance for loan losses during or since 1996 that has not been responded to in a manner satisfactory to such regulatory authority.

     2.24 Pooling of Interests and Tax Free Reorganization.
Columbian knows of no reason relating to it why the Merger would not qualify as a pooling of interests for accounting purposes or as a tax-free reorganization under the Code.

     2.25 Exceptions to Representations and Warranties. On or before the date hereof, Columbian has delivered to Cecil its disclosure schedules contained in Schedule I, setting forth, among other things, exceptions to any and all of its representations and warranties in this Article II, provided that the mere inclusion of an exception in Schedule I shall not be deemed an admission by Columbian that such an exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.


                      ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF CECIL

     Cecil represent and warrant to Columbian that, except as disclosed in Schedule II delivered by Cecil to Columbian concurrently with or prior to the date of execution of this
Agreement:

     3.1 Organization, Good Standing, Authority, Insurance, Etc. Cecil is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and is duly registered as a "savings and loan holding company" under the HOLA. Section 3.1 of Schedule II lists each "subsidiary" of Cecil within the meaning of Section 10(a)(1)(G) of HOLA (individually a "Cecil Subsidiary" and collectively the "Cecil Subsidiaries"). Each of the Cecil Subsidiaries is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Cecil and each Cecil Subsidiary have all requisite power and authority and are duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. Cecil and each Cecil Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Cecil and the Cecil Subsidiaries, taken as a whole. Each Cecil Subsidiary that is a federally insured savings institution ("Bank Subsidiary") is a member in good standing of its applicable Federal Home Loan


Bank, and all eligible accounts issued by such institution are insured by the Savings Association Insurance Fund to the maximum extent permitted under applicable law. Each Bank Subsidiary is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the rules and regulations thereunder.

     3.2 Capitalization. The authorized capital stock of Cecil consists of (i) 4,000,000 shares of common stock, par value $0.01 per share, of which 470,182 shares were issued and outstanding as of the date of this Agreement, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of the date of this Agreement. All outstanding shares of Cecil common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of Cecil common stock to be issued upon the Merger will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 3.2 of Schedule II, there are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any of Cecil's capital stock and no oral or written agreement, arrangement, understanding, plan or instrument of any kind (collectively, "Cecil Contract") to which Cecil or any of its affiliates is subject with respect to the issuance, voting or sale of issued and unissued shares of Cecil's capital stock.

     3.3 Ownership of Subsidiaries. All the outstanding shares of the capital stock of the Cecil Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Cecil or a Cecil Subsidiary free and clear of any Encumbrance. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Cecil Subsidiary and no Contracts to which Cecil or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Cecil Subsidiaries.

     3.4  Financial Statements.  Cecil has delivered to
Columbian: (i) Consolidated Statements of Financial Condition, Consolidated Statements of Income, Consolidated Statement of Changes in Stockholders' Equity, and Consolidated Statements of Cash Flows of Cecil and the Cecil Subsidiaries as of and for the years ended December 31, 1997 and 1996, certified by Simon Master & Sidlow, P.A. and (ii) Consolidated Statements of Financial Condition, Consolidated Statements of Income, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of Cecil and the Cecil Subsidiaries as of and for the three-month period ended March 31, 1998. Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of Cecil and the Cecil Subsidiaries at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements, to normal recurring year-end adjustments, which are not material in any case or in the aggregate and the absence of notes.

     3.5 Absence of Undisclosed Liabilities. Except (i) as disclosed in Section 3.5 of Schedule II, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in Section 3.4 herein, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Cecil and the Cecil Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise) of specific application to Cecil or the Cecil Subsidiaries.

     3.6 Absence of Changes. Since December 31, 1997, Cecil and the Cecil Subsidiaries have conducted their respective businesses in the ordinary course of business and, except as disclosed in Section 3.6 of Schedule II, Cecil and the Cecil Subsidiaries have not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse on a consolidated basis.

     3.7 Prospectus/Proxy Statement. At the time the Prospectus/Proxy Statement is mailed to the shareholders of Columbian for the solicitation of proxies for the approval of the Merger and at all times subsequent to such mailing up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to Cecil (including the Cecil Subsidiaries) and its shareholders, Cecil common stock, this Agreement, the Merger and all other transactions contemplated hereby, will:

          (a)  Comply in all material respects with
applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under the 1933 Act and the 1934 Act; and

          (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

     3.8  Litigation.  Except as disclosed in Section 3.8 of
Schedule II: (i) there is no litigation, investigation or proceeding pending or, to the knowledge of the senior officers of Cecil, threatened, that involves Cecil or any Cecil Subsidiary or any of their respective properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Cecil or any of its Subsidiaries; or
(ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against or with the consent of Cecil or any Cecil Subsidiary that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Cecil and the Cecil Subsidiaries, taken as a whole, or restrict in any material manner the right of Cecil or any Cecil Subsidiary to conduct its business as presently conducted.

     3.9 No Broker's or Finder's Fees. Except as set forth in Section 3.9 of Schedule II, no agent, broker, investment banker, person or firm acting on behalf or under authority of Cecil or any of the Cecil Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission

or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby.

     3.10 Compliance With Law.  Cecil and the Cecil
Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply, which, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Cecil and the Cecil Subsidiaries, taken as a whole, and Cecil has not received notice from any federal, state or local government or governmental agency of any material violation of any of the above.

     3.11 Corporate Actions. The Board of Directors of Cecil has duly authorized its officers to execute and deliver this Agreement, the Stock Option Agreement and the Plan of Merger and approve the Plan of Merger and to take all action necessary to consummate the Merger and the other transactions contemplated hereby and thereby. The shareholders of Cecil are not required to approve the Merger or any of the other transactions contemplated by this Agreement. In its capacity as sole shareholder of NewSub, Cecil will approve the Merger. All corporate authorizations by the Board of Directors of Cecil required for the consummation of the Merger and the transactions contemplated hereby have been obtained.

     3.12 Authority.  Except as set forth in Section 3.12 of
Schedule II, the execution, delivery and performance of this Agreement by Cecil and the Plan of Merger by NewSub does not violate any of the provisions of, or constitute a breach or default under or give any person the right to accelerate payment or performance under the articles of incorporation or bylaws of Cecil or the articles of incorporation, charter or bylaws of any other Cecil Subsidiary. Cecil and NewSub have all requisite corporate power and authority to enter into this Agreement and, with respect to NewSub, the Plan of Merger, and to perform their obligations hereunder and thereunder, subject to receipt of all required regulatory approvals. This Agreement constitutes the valid and binding obligation of Cecil and NewSub, and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

     3.13 Property and Assets.  Cecil and the Cecil
Subsidiaries have good and marketable title to all of their real property reflected in the financial statements at December 31, 1997, referred to in Section 3.4 herein, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business and (f) as otherwise specifically indicated in Section 3.13 of Schedule II. Cecil and the Cecil Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither Cecil nor any Cecil Subsidiary is in default in any material respect under
any such lease. All property and assets material to their business and currently used by Cecil and the Cecil Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

     3.14 Tax Matters.

          (a)  Except as set forth in Section 3.14 of
Schedule II, Cecil and each of the Cecil Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the IRS and other applicable agencies is as set forth in Section 3.14 of
Schedule II; and, except as set forth in Section 3.14 of
Schedule II, there is no agreement by Cecil or any Cecil Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Except as set forth in Section
3.14 of Schedule II, neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Cecil, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Cecil aware of any basis for any such asser-tion or claim.

          (b) Adequate provision for any federal, state, local or foreign taxes due or to become due for Cecil or any of the Cecil Subsidiaries for any period or periods through and including December 31, 1997 has been made and is reflected on the December 31, 1997 Cecil consolidated financial statements.

     3.15 Environmental Matters.  Except as set forth in
Section 3.15 of Schedule II, none of the assets of Cecil and the Cecil Subsidiaries (defined for purposes of this subsection as the real property and tangible personal property owned or leased by Cecil or any Cecil Subsidiary as of the date of this Agreement and as of the Effective Date) contain any Hazardous Materials, and Cecil and the Cecil Subsidiaries shall provide, as part of Section 3.15 of Schedule II, any documentation regarding hazardous materials and any of its assets or properties. Except as set forth in Section 3.15 of Schedule II, to Cecil's best knowledge without inquiry, no collateral securing any loan made by Cecil or any Cecil Subsidiary contains any Hazardous Materials and Cecil and the Cecil Subsidiaries shall provide, as part of Section 3.15 of Schedule II, any documentation regarding hazardous materials and any of its loans. Neither of Cecil nor any Cecil Subsidiary is aware of, nor has Cecil or any Cecil Subsidiary received written notice from any governmental or regulatory body of any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to the knowledge of Cecil's senior officers, threatened against Cecil or any Cecil Subsidiary relating in any way to such hazardous substance
laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

     3.16 SEC Filings. No registration statement, prospectus, proxy statement, schedule or report (taken together with any amendments thereto) filed and not withdrawn since January 1, 1996 by Cecil with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of such registration statements or prospectuses) or on the date of filing (in the case of such reports or schedules) or on the date of mailing (in the case of such proxy statements), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus in light of the circumstances under which they were made), not misleading.

     3.17 Governmental Approvals and Other Conditions. Cecil is not aware any reason why (i) the regulatory approvals that are required to be obtained by it in connection with the transactions contemplated herein should not be granted, or (ii) such regulatory approvals should be conditioned on any requirement that would present a significant impediment to its future ability to carry on business and that of its banking subsidiaries, or (iii) any of the conditions precedent as specified in Article V to the obligations to consummate the transactions contemplated herein are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

     3.18 Community Reinvestment Act. The rating of Cecil Federal Savings Bank pursuant to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Neither Cecil nor Cecil Federal Savings Bank has received any comment letters relating to its Community Reinvestment Act Statement or is otherwise aware of any adverse reaction to such statement.

     3.19 Pooling of Interests and Tax Free Reorganization.
Cecil knows of no reason relating to it why the Merger would not qualify as a pooling of interests for accounting purposes or as a tax-free reorganization under the Code.

     3.20 Dividends, Distributions and Stock Purchases and Sales. Except as disclosed in Section 3.20 of Schedule II, since December 31, 1997, Cecil has not declared, set aside, made or paid any dividend or other distribution in respect of Cecil common stock, or purchased, issued or sold any shares of Cecil common stock.

     3.21 Litigation.  Except as disclosed in Section 3.21 of
Schedule II: (i) there is no litigation, investigation or proceeding pending or, to the knowledge of the senior officers of Cecil threatened that involves Cecil or any of its properties: (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Cecil.

     3.22 Loan Portfolio. The allowance for loan losses reflected and shown, or to be shown, on the balance sheets contained in the financial statements provided for in Section
3.4 hereof, are and will be with respect to financial statements dated after the date hereof adequate to provide for all known and reasonably anticipated possible losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding and accrued interest receivable on non-performing loans as of the date of such balance sheet, in accordance with the requirements of generally accepted accounting principles.
No regulatory authority has requested Cecil to increase the allowance for loan losses during or since 1996 that has not been responded to in a manner satisfactory to such regulatory authority.

     3.23 Asset Classification. Section 3.23 of Schedule II sets forth a list, accurate and complete in all material respects, of each loan, extension of credit and other asset of Cecil Federal Savings Bank that has been adversely designated, criticized or classified by Cecil Federal Savings Bank or any regulatory authority as of March 31, 1998, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized through the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Cecil Federal Savings Bank before the date hereof.

     3.24 Year 2000. Cecil or a Cecil Subsidiary has developed and implemented a program to address, on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will, on a timely basis, successfully resolve the Year 2000 Problem for all material computer applications used by Cecil. Expenses associated with resolving Year 2000 Problem technology issues are not expected to have a material adverse effect on the financial condition or results of operations of Cecil and the Cecil Subsidiaries, taken as a whole.

     3.25 Exceptions to Representations and Warranties. On or before the date hereof, Cecil has delivered to Columbian its disclosure schedules contained in Schedule II, setting forth, among other things, exceptions to any and all of its representations and warranties in this Article III, provided that the mere inclusion of an exception in Schedule II shall not be deemed an admission by Cecil that such an exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.


                      ARTICLE IV

                       COVENANTS

     4.1 Investigations; Access and Copies; Notification of Event or Developments; Between the date of this Agreement and the Effective Date, Columbian agrees to give to Cecil and its representatives and agents, and Cecil agrees to give to Columbian and its representatives and agents, full access (to the extent lawful) to all of the premises, books, records and employees of Columbian or Cecil, respectively, at all reasonable times, and to furnish the other party its agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Article II (by Columbian) or Article III (by Cecil) of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection therewith, and such other documents, records, or information with respect to the business and properties of it as Columbian or Cecil, respectively, shall from time to time reasonably request; provided, however, that any such inspection
(a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Cecil and Columbian will give prompt written notice to the other party of any event or development
(x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in Article V of this Agreement.

     4.2 Conduct of Business of Columbian. Between the date of this Agreement and the Effective Date, and except as otherwise consented to by Cecil in writing, which consent shall not be unreasonably withheld, Columbian agrees:

          (a)  That, except as otherwise set forth in Section
4.2 hereof, Columbian shall conduct its business only in the ordinary course, and maintain its books and records in accordance with past practices and not take any action that would materially (i) adversely affect or delay the ability to obtain the Governmental Approvals (as defined in Section 5.1(c) hereof), (ii) adversely affect Columbian's ability to perform its obligations hereunder or (iii) adversely affect the Merger from being accounted for as a pooling of interests or constituting a tax-free reorganization;

          (b) That Columbian shall not, without the prior written consent of Cecil (i) declare, set aside or pay any dividend or make any other distribution with respect to Columbian's capital stock or reacquire any of Columbian's outstanding shares, except that up to the Effective Date, Columbian shall be allowed to pay its regular semi-annual cash dividend totaling not more than $16,000 through the remainder of 1998; (ii) issue or sell or buy any shares of capital stock of Columbian, except shares of Columbian common stock issued pursuant to exercise of options outstanding as of the date of this Agreement pursuant to the Stock Option Plan or pursuant to the terms of the Stock Option Agreement; (iii) effect any stock split, stock dividend or other reclassification of Columbian's common stock; or (iv) grant any options or issue any warrants
exercisable for or securities convertible or exchangeable into capital stock of Columbian or grant any stock appreciation or other rights with respect to shares of capital stock of Columbian;

          (c) That Columbian shall not, without the prior written consent of Cecil (which consent shall not be unreasonably withheld): (i) sell or dispose of any assets of Columbian other than the sale of single-family residential mortgage loans in the ordinary course; (ii) change or waive any provision of its charter or bylaws, except as set forth in
Section 1.6; (iii) grant to any employee of Columbian an increase in compensation, bonus or benefits except increases in compensation, bonus or benefits in the ordinary course of business to non-officer employees consistent with their past practice; (iv) adopt any new or amend or terminate any existing Employment Obligation, Employee Plans or Benefit Arrangements of any type, (v) authorize severance pay or other benefits for any employee of Columbian; (vi) incur any material obligation or enter into, amend or extend any Material Contract, except as may be necessary for Columbian to invest in government-backed securities, in accordance with past practice; (vii) engage in any lending activities not in the ordinary course consistent with past practice; (viii) form any new subsidiary; (ix) purchase any equity securities other than Federal Home Loan Bank stock; (x) make any investment which would cause Columbian to not be a qualified thrift lender under Section 10(m) of the HOLA; (xi) borrow or agree to borrow any amount of funds; (xii) hire any new permanent employees except as may be consistent with past practice; (xiii) make any capital expenditures exceeding $20,000 in the aggregate except that Columbian shall be permitted to apply for and establish a branch office at Route 40 in Havre de Grace, Maryland; (xiv) establish interest and fee schedules related to Columbian's deposit products or lending products which materially differ from Columbian's past practice;
(xv) merge into, consolidate with, affiliate with, or be purchased or acquired by, any other person or entity, or permit any other person or entity to be merged, consolidated or affiliated with it or be purchased or acquired by it; (xvi) make any material change in its accounting methods or practices, except changes as may be required by generally accepted accounting principles or by regulatory requirements; or (xvii) take or cause to be taken any action which would disqualify the Merger as a pooling of interests for accounting purposes or as a tax free reorganization under Section 368 of the Code.

     4.3 No Solicitation. Columbian will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of Columbian, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage, or otherwise initiate, encourage or solicit any "Takeover Proposal" (as such term is defined below). Except as Columbian's Board of Directors' fiduciary duties may otherwise require, Columbian will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of Columbian, directly or indirectly, (A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or
(C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. As used in this Agreement with respect to Columbian, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving Columbian or for the acquisition of a ten percent (10%) or greater equity interest in Columbian, or for the
acquisition of ten percent (10%) or more of the assets of Columbian. Columbian shall notify Cecil immediately upon it or any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it receiving, or it becoming aware of the possible receipt of a Takeover Proposal or having contact initiated with it by any party other than the Cecil regarding a Takeover Proposal.

     4.4 Shareholder Approval. Columbian shall call the meeting of its shareholders to be held for the purpose of voting upon the Merger and related matters, as soon as practicable. In connection with such meeting, Columbian's Board of Directors shall recommend approval of the Merger, subject to their fiduciary duties, and the recommendation of Columbian's Board of Directors shall be reflected in the Prospectus/Proxy Statement. Columbian shall take all reasonable action to solicit from its
shareholders proxies in favor of approval.   In exercising its
fiduciary duties, Columbian's Board of Directors may consider whether Columbian has received an opinion of RP Financial, LC dated within five days of mailing of the Proxy Statement/Prospectus to Columbian shareholders stating that the Merger Consideration is fair to Columbian shareholders from a financial point view (Columbian hereby agreeing that it shall use all commercially reasonable efforts to obtain such opinion from RP Financial, LC and, if not forthcoming therefrom within a reasonable period of time following a request made therefor, to obtain such opinion from at least one such other reasonably acceptable investment banking firm); provided, further, however, that the Columbian Board of Directors shall not be required to make such recommendation if it reasonably determines in good faith not to so recommend, because to so recommend would constitute a violation of the Board's fiduciary duties under applicable law, as determined by the Board of Directors with the assistance of counsel, Kutak Rock, Washington, D.C.

     4.5 Filing of Regulatory Applications. Cecil shall prepare and file as soon as practicable after the date hereof all required applications for regulatory approval of the Merger and the other transactions contemplated herein. Cecil shall provide copies of each such application to Columbian for review by Columbian and its counsel prior to the proposed date of filing. Cecil shall use all reasonable efforts to obtain prompt approval of each required application.

     4.6 Publicity. Neither Cecil nor Columbian shall, without the prior approval of the other, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the other transactions contemplated hereby, except as required by law.
The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to the Merger or the other transactions contemplated hereby.

     4.7 Cooperation Generally. If, at any time after the Effective Date, Cecil or the Resulting Association shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Resulting Association its right, title or interest in, to or under any of the rights, properties or assets of Columbian or otherwise carry out the purposes of this Agreement, Columbian and its officers and directors shall be deemed to have granted to the Cecil and the Resulting Association an irrevocable
power of attorney (in their respective corporate capacities) to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Resulting Association and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Resulting Association and Cecil are authorized in the name of Columbian or otherwise to take any and all such action.

     4.8 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, Columbian shall furnish to Cecil its financial statements as contemplated in Section 2.3 herein, and Cecil shall furnish to Columbian Cecil's consolidated financial statements as contemplated in Section 3.4 herein, in each case, for all periods prior to the Effective Date. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of Columbian and Cecil, respectively, subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet.

     4.9 Consents of Third Parties. Each of Columbian and Cecil shall use all reasonable efforts to obtain as soon as practicable all consents and approvals of any third parties necessary or desirable for consummation of the Merger and other transactions contemplated by this Agreement.

     4.10 NewSub. Prior to the Effective Date, Cecil will take such necessary action to cause (i) NewSub to be organized as an interim Federal savings institution under the laws and regulations of the United States of America, and to ensure that NewSub, after its organization and prior to the Effective Date has not, and will not engage in any activities other than in connection with, or as contemplated by this Agreement, (ii) NewSub to become a wholly-owned subsidiary of Cecil, (iii) the directors and stockholder of NewSub to approve the transactions contemplated by this Agreement; (iv) NewSub to become a party to the Plan of Merger; and (v) NewSub to have all corporate power and authority to consummate the transactions contemplated hereunder and to carry out all of its obligations with respect to such transactions.

     4.11 Affiliates Agreements. Columbian and Cecil shall use all reasonable efforts to cause each affiliated person of Columbian and Cecil for purposes of SEC Rule 145 and for purposes of qualifying the Merger for "pooling of interests" accounting treatment to deliver to Cecil, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders meeting called by Columbian to approve this Agreement, a written agreement, in the form of Exhibit 4.11 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Cecil common stock or Columbian common stock now or hereafter held by such affiliated person, including, without limitation, the shares of Cecil common stock to be received by such affiliated person, in the Merger: (1) otherwise than in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder or (2) during the period commencing 30 days prior to the consummation of the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Cecil and Columbian.

     4.12 Forbearances of Cecil. Between the date of this Agreement and the Effective Date, Cecil shall not take any action that would (i) adversely affect or delay the ability to obtain the Governmental Approvals (as defined in Section 5.1(c) hereof), (ii) adversely affect Cecil's ability to perform its obligations hereunder or (iii) adversely affect the Merger from being accounted for as a pooling of interests or constituting a tax-free reorganization under Section 368 of the Code.

     4.13 Update Disclosures. Five business days prior to the Effective Date, Columbian and Cecil shall update Schedule I and
Schedule II, respectively, hereto by notice to Cecil and Columbian, respectively, to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligations of Columbian and Cecil to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.


                       ARTICLE V

               CONDITIONS OF THE MERGER;
               TERMINATION OF AGREEMENT

     5.1  General Conditions.  The obligations of Cecil and
Columbian to effect the Merger shall be subject to the following conditions:

          (a) Stockholder Approval. The holders of the outstanding shares of Columbian common stock shall have approved this Agreement, the Plan of Merger and the Merger by the vote of at least two-thirds of the outstanding Columbian common stock.

          (b) No Proceedings. No order shall have been entered and remain in force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings") by any governmental or judicial or other authority.

          (c) Government Approvals. To the extent required by applicable law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the Federal Trade Commission, the U.S. Department of Justice, the Securities and Exchange Commission, and any state securities or blue sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied.

          (d) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of Cecil's common stock in the Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.


          (e) Federal Tax Opinion. Receipt of an opinion of Housley Kantarian & Bronstein to both Cecil and Columbian, in a form and content reasonably satisfactory to Cecil and Columbian, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code,
(ii) the exchange in the Merger of Columbian common stock for Cecil common stock will not give rise to gain or loss to shareholders of Columbian with respect to such exchange (except to the extent of any cash received for fractional shares redeemed, or shares of dissenting stockholders), and (iii) neither Columbian nor Cecil will recognize gain or loss as a consequence of the Merger. Each of Cecil and Columbian shall provide a letter setting forth the facts, assumptions and representations on which such counsel may rely in rendering its opinion.

          (f) Accountants' Pooling Letter. Each party shall have received a letter, dated as of the Closing, from its independent auditors to the effect that the Merger will qualify for pooling-of-interests accounting treatment under the Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases No. 130 and No. 135, as amended, if consummated in accordance with this Agreement.

     5.2 Conditions to Obligations of Cecil. The obligations of Cecil to effect the Merger and the other transactions contemplated herein shall be subject to the following additional conditions:

          (a) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have occurred any material adverse change in the financial condition, business or results of operations of Columbian other than any such change attributable to or resulting from changes in law, regulation or generally accepted accounting principles or interpretations thereof of general application to the banking and thrift industries.

          (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. The representations and warranties of Columbian shall be true in all material respects at the Effective Date with the same effect as though made at the Effective Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); except (1) as contemplated by this Agreement,
(2) as consented to in writing by Cecil or (3) for breaches of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Columbian; Columbian shall have performed all obligations and complied with each covenant, in all material respects, under this Agreement on its part to be performed or complied with at or prior to the Effective Date except for failures to perform or comply with such obligations and covenants which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Columbian; and Columbian shall have delivered to Cecil a certificate, dated the Effective Date and signed by its chief executive officer and chief financial officer, to such effect.

          (c) Acceptance of Legal Matters. The form and substance of all legal matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to counsel to Cecil.

          (d) Consents Under Agreements. Columbian shall have obtained the consent or approval of each person (other than the Governmental Approvals) whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on Columbian or upon the consummation of the transactions contemplated hereby.

          (e)  Dissenters Rights.  No greater than six
percent (6.0%) of the outstanding Columbian common stock entitled to vote at the meeting of Columbian's stockholders to be held for the purpose of voting upon the Merger and related matters, shall have delivered the written notice of intent to demand payment and become Dissenting Shares pursuant to the applicable provisions of the OTS rules and regulations.

          (f) No Litigation. Columbian shall not be a party to any pending litigation, reasonably probable of being determined adversely to Columbian, which would have a material adverse effect on the business, financial condition or results of operations of Columbian.

          (g)  Regulatory Approval.  All Governmental
Approvals required hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Cecil reasonably and in good faith determines to be unduly burdensome upon the conduct of the business of Cecil.

          (h) Affiliate Letters. Cecil shall have received the letter agreements from all affiliated persons of Columbian as contemplated in Section 4.11 herein.

          (i) Opinion of Counsel. Cecil shall have received from counsel to Columbian an opinion dated as of the Effective
Date covering the following matters:

               (i)  Columbian is a federal saving bank,
                    validly existing, and in good standing
                    under the laws of the United States of
                    America;

               (ii) This Agreement has been duly authorized,
                    executed and delivered by Columbian and
                    (assuming this Agreement is a binding
                    obligation of Cecil) constitutes a valid and binding obligation of Columbian enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

              (iii) To the actual knowledge of such counsel,
                    no consent or approval, which has not
                    already been obtained from any governmental

                    authority, is required for execution and delivery by Columbian of this Agreement or consummation of the Merger.

     Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Columbian or appropriate government officials; (ii) may be limited to federal law and the laws of the State of Maryland and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     5.3 Conditions to Obligations of Columbian. The obligations of Columbian to effect the Merger and the other transactions contemplated herein shall be subject to the following additional conditions:

          (a) No Material Adverse Change. Between the date of this Agreement and the Effective Date, there shall not have occurred any material adverse change in the financial condition, business or results of operations of Cecil and the Cecil Subsidiaries, taken as a whole, other than any such change attributable to or resulting from changes in law, regulation or generally accepted accounting principles or interpretations thereof of general application to the banking and thrift industries.

          (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. The representations and warranties of Cecil shall be true in all material respects at the Effective Date with the same effect as though made at the Effective Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except (i) as contemplated by this Agreement, (2) as consented to in writing by Columbian or (3) for breaches of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Cecil; Cecil shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on its part to be performed or complied with at or prior to the Effective Date except for failure to perform or comply with such obligations and covenants which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Cecil and the Cecil Subsidiaries, taken as a whole; and Cecil shall have delivered to Columbian a certificate, dated the Effective Date and signed by its chief executive officer and chief financial officer, to such effect.

          (c) Acceptance of Legal Matters. The form and substance of all legal matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to counsel to Columbian.

          (d) No Litigation. Cecil shall not be a party to any pending litigation, reasonably probable of being determined adversely to Cecil, which would have a material adverse effect on the business, financial condition or results of operations of Cecil and the Cecil subsidiaries, taken as a whole.

          (e) Affiliate Letters. Cecil shall have obtained from its affiliates the letter agreements from all affiliated persons of Cecil as contemplated in Section 4.11 herein.

          (f) Receipt of Consideration. The Exchange Agent in its fiduciary capacity shall have acknowledged in writing to Columbian receipt of the aggregate Merger Consideration (including a reasonable estimate of the amount of cash required to pay for fractional shares) for all shares of Columbian common stock to be acquired hereunder.

          (g) Opinion of Counsel. Columbian shall have received from counsel to Cecil, an opinion dated as of Effective
Date covering the following matters:

               (i) Cecil is a Maryland corporation, validly existing and in good standing under the laws of the State of Maryland;

               (ii) This Agreement has been duly authorized,
                    executed and delivered by Cecil and
                    (assuming this Agreement is a binding
                    obligation of Columbian) constitutes a
                    valid and binding obligation of Cecil
                    enforceable in accordance with its
                    terms, subject as to enforceability to
                    applicable bankruptcy, insolvency,
                    reorganization, moratorium or similar
                    laws affecting the enforcement of
                    creditors' rights generally and to the
                    application of equitable principles and
                    judicial discretion;

              (iii) To the actual knowledge of such counsel,
                    no consent or approval, which has not
                    already been obtained from any
                    governmental authority, is required for
                    execution and delivery by Cecil of this
                    Agreement or consummation of the Merger;
                    and

               (iv) The shares of Cecil common stock to be
                    issued to the Columbian stockholders and delivered in exchange for their Columbian common stock will be, upon consummation of the Merger in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

     Such opinions may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Cecil or appropriate government officials; (ii) may be limited to federal law and the laws of the State of Maryland and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     5.4  Termination of Agreement and Abandonment of Merger.
This Agreement may be terminated at any time before the Effective Date, whether before or after approval thereof by shareholders of Columbian, as provided below:

          (a) Mutual Consent. By mutual consent of the parties, evidenced by their written agreement.

          (b)  Breach.  At any time prior to the Effective
Time, by Cecil or Columbian, if its Board of Directors so determines by a majority of the members of its entire Board, in the event of either (i) a breach by the other party of any representation, warranty or covenant contained herein which breach results in a material and adverse change as to the breaching party which would have a material adverse effect on the financial condition, business or operations of the breaching party (and its subsidiaries taken as a whole, if applicable) and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

          (c) Closing Delay. At the election of either party, evidenced by written notice, if the Closing shall not have occurred on or before December 31, 1998, or such later date as shall have been agreed to in writing by the parties; provided, however, that the right to terminate under this
Section 5.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before the date of such written notice.

          (d) Conditions to Cecil's Performance Not Met. By Cecil upon delivery of written notice of termination to Columbian if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Cecil to effect the Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Cecil; provided, however, that the right to terminate under this paragraph shall not be available to Cecil where its failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before the date of such written notice.

          (e) Conditions to Columbian's Performance Not Met. By Columbian upon delivery of written notice of termination to Cecil if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Columbian to effect the Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Columbian; provided, however, that the right to terminate under this paragraph shall not be available to Columbian where its failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before the date of such written notice.

          (f) Cecil Trading Price. By Cecil or Columbian if the Cecil Trading Price as determined pursuant to Section 1.5(a) of this Agreement, is less than $17.625.

                      ARTICLE VI

   TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES;
               THIRD PARTY BENEFICIARIES

     6.1  Termination; Lack of Survival of Representations and
Warranties. In the event of the termination and abandonment of this Agreement pursuant to Section 5.4 of this Agreement, this

Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.8 and 3.9 (Brokers and Finders),
4.6 (Publicity), 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4(c), 5.4(d) or 5.4(e) of this Agreement shall not relieve the breaching party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Date, and shall be terminated and extinguished at the Effective Date, and from and after the Effective Date none of the parties hereto shall have any liability to any other party on account of any breach or failure of any of those representations, warranties and agreements; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed after the Effective Date, and (ii) shall not relieve any person for liability for fraud, deception or intentional misrepresentation.

     6.2 Payment of Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

     6.3 Third Party Beneficiaries. This Agreement is not intended to confer nor does it confer upon any person other than the parties hereto any rights or remedies hereunder, except with respect to the Merger Consideration upon consummation of the Merger and except as contemplated in Sections 7.1 and 7.2 herein (each of which shall be enforceable by the party intended to be benefitted thereby).

                      ARTICLE VII

              CERTAIN FURTHER AGREEMENTS

     7.1  Employees and Benefits.

          (a) (i) Cecil shall on and after the Effective Date, subject to the exercise of its business judgment in its sole discretion, use reasonable efforts to continue the employment of the employees of Columbian as of the Effective Date.

               (ii) No later than one year after the
Effective Date, the continuing employees of Columbian shall be eligible to receive medical, group hospitalization, dental, life and disability insurance benefits, as well as other employee benefits, under Cecil's employee benefit plans. Except with respect to the Employee Stock Ownership Plan of Cecil (which is the subject of Section 7.1(a)(iv) below), the continuing employees of Columbian, no later than one year after the Effective Date, shall be entitled to participate in all employee benefit plans sponsored by Cecil or any of the Cecil Subsidiaries to the same extent as other employees of Cecil holding comparable positions and such employees shall receive credit for their prior period of service to Columbian for purposes of determining eligibility, participation and vesting in all Cecil or Cecil Subsidiaries

employee benefit plans and for receiving other employee benefits. Until continuing employees of Columbian become participants in the Cecil employee benefit plans, as described above, Columbian's medical, group hospitalization, dental, life and disability insurance and other employee benefit plans shall remain in effect.

               (iii)  For a period of one year after the
Effective Date, the continuing employees of Columbian shall be entitled to participate in Columbian's profit sharing plan, which Plan (and the benefits or assets held thereby), upon its termination, shall be for the benefit of the continuing employees of Columbian. Such Columbian profit sharing plan shall terminate upon the participation of the continuing employees of Columbian in Cecil's retirement plan. In addition, the Rabbi Trust maintained by Columbian for the benefit of Margaret Waldren, shall be honored in accordance with its terms.

               (iv) Upon the Effective Date, the continuing employees of Columbian shall be entitled to participate in the Cecil Employee Stock Ownership Plan ("ESOP") as employees of the Resulting Association, a subsidiary of Cecil, provided however, that for purposes of determining eligibility for, and vesting of benefits under the ESOP, service with Columbian prior to the Effective Date shall not be treated as service with Cecil as employer, and service with the Resulting Association as continuing employees after the Effective Date, shall be treated as service with Cecil as employer.

               (v)  Two persons presently serving on the
Board of Directors of Columbian, Donald F. Angert and Robert L. Johnson, shall be appointed to the Board of Directors of Cecil. Such persons will be compensated for serving as directors of Cecil in accordance with compensation arrangements for all other Cecil directors.

               (vi) Mr. Donald F. Angert shall be appointed to the Board of Directors of Cecil Federal Savings Bank and he shall be compensated for service as a director of Cecil Federal Savings Bank in accordance with the compensation arrangements for all other Cecil Federal Savings Bank directors.

               (vii) Ms. Kathleen G. Guzzo shall be offered an employment agreement with Columbian, to be effective upon the Effective Date, in the form attached as Exhibit 7.1 hereto; and Mr. Donald F. Angert shall be allowed to continue to defer his income under his deferred compensation agreement with Columbian, and the Rabbi Trust established for the benefit of Mr. Angert shall be honored in accordance with its terms.

     7.2  Indemnification and Insurance.

          (a) From and after the Effective Date, Columbian (including any successor thereto) shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Date, an officer or director of Columbian (the "Indemnified Parties") against all losses, claims, damages, costs, expenses


(including attorney's fees), liabilities, judgments or amounts that are paid in settlement of (which settlement shall require the prior written consent of Cecil and Columbian, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation whether criminal, civil or administrative (each a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Columbian if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Date (the "Indemnified Liabilities") to the full extent permitted under (i) applicable federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Date or (ii) under Columbian's Charter and Bylaws. Columbian shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by federal law in effect as of the date hereof or as amended applicable to a time prior to the Effective Date upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification hereunder upon learning of any Claim, shall notify Cecil and Columbian promptly after learning of any Claim (but the failure so to notify Cecil and Columbian shall not relieve them from any liability which they may have under this
Section 7.2(a) except to the extent such failure materially prejudices Cecil or Columbian) and shall deliver to Columbian the undertaking, if any, required by applicable law.

          (b)  From and after the Effective Date, the
continuing directors and officers of Columbian, (i) shall also have indemnification rights having prospective application in accordance with applicable Federal law and (ii) shall be covered by the directors and officers liability insurance policy of Cecil and its subsidiaries on a basis at least equal to the coverage provided to persons in similar positions with Cecil or any of the Cecil Subsidiaries.

          (c)  The obligations of Cecil and Columbian
provided under paragraphs (a) and (b) of this Section 7.2 are intended to be the joint and several obligations of Cecil and Columbian and to benefit, and be enforceable against Cecil and Columbian directly by, the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of Cecil and Columbian.

          (d) Subject to availability and a cost of no greater than $20,000, Cecil shall permit Columbian to purchase and keep in force for a period of at least three years following the Effective Date, directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Columbian's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Date or Cecil, at its sole election, will procure such coverage pursuant to the existing liability insurance policy of Cecil subject to the cost limitation set forth herein.

                     ARTICLE VIII

                        GENERAL

     8.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of Columbian, no such amendment without further shareholder approval may change the amount or form of the consideration to be received by Columbian shareholders in the Merger.

     8.2 Confidentiality. All information disclosed hereafter by any party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Section 4.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated, all in accordance with the terms of the existing confidentiality agreements between the parties (collectively, the "Confidentiality Agreements"). In the event of the termination of this Agreement, each party shall return upon request to the other party all documents (and reproductions thereof) received from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information subject to the confidentiality requirement set forth above.

     8.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Maryland without taking into account any provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

     8.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Cecil or Columbian, to

          Cecil          Cecil Bancorp, Inc.
                         127 North Street
                         Elkton, Maryland  21921
                         Attn:  Mary B. Halsey, President

          with copy to:  Housley Kantarian & Bronstein, P.C.
                         1220 19th Street, N.W.,  Suite 700
                         Washington, D.C.  20036
                         Attn:  Howard S. Parris, Esquire

          Columbian      Columbian Bank, A Federal Savings Bank
                         303-307 St. John Street
                         Havre de Grace, Maryland  21078
                         Attn:  Donald F. Angert, President
         with copy to:   Kutak Rock
                         1101 Connecticut Avenue, N.W.,
                         Suite 1000
                         Washington, D.C.  20036
                         Attn:  Paul D. Borja, Esquire

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

     8.5 No Assignment. This Agreement may not be assigned by any of the parties hereto, by operation of law or otherwise, except as contemplated hereby.

     8.6  Headings.  The description heading of the several
Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     8.8 Construction and Interpretation. Except as the context otherwise requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

     8.9 Entire Agreement. This Agreement, together with the schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Merger, except that the Confidentiality Agreements shall remain in full force and effect as contemplated in Section 8.2 herein and except with respect to the Stock Option Agreement. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

     8.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.


     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.


CECIL BANCORP, INC.           COLUMBIAN BANK, A FEDERAL
                                          SAVINGS BANK


By: /s/ Mary Beyer Halsey     By: /s/ Donald F. Angert
    ----------------------        -------------------------
Name: Mary Beyer Halsey       Name: Donald F. Angert
Title:  President             Title:  President

                       EXHIBIT A

                   VOTING AGREEMENT


                                   May 29, 1998

Cecil Bancorp, Inc.
127 North Street
Elkton, Maryland  21921

Ladies and Gentlemen:

     The undersigned is a director of Columbian Bank, A Federal
Savings Bank ("Columbian") and is the beneficial holder of shares of common stock of Columbian ("Columbian Common Stock").

     Columbian and Cecil Bancorp, Inc. ("Cecil") are considering the execution of a Reorganization and Merger Agreement ("Agreement") contemplating that Cecil will organize a wholly owned interim federal savings bank subsidiary of Cecil ("Subsidiary"), to merge with and into Columbian (the "Merger"), pursuant to which each of the issued and outstanding shares of Columbian Common Stock shall automatically by operation of law be converted into a number of shares of common stock of Cecil as set forth in the Agreement and the issued and outstanding shares of Subsidiary Common Stock shall be converted by operation of law into an equal number of newly issued shares of Columbian common stock all of which shall be owned by Cecil, and following the Merger, Columbian shall survive the Merger and operate as a wholly owned subsidiary of Cecil under its present name and title. The execution of the Agreement is subject in the case of Cecil to the execution and delivery of this letter agreement ("letter agreement"). In consideration of the substantial expenses that Cecil will incur in connection with the transactions contemplated by the Agreement and in order to induce Cecil to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of Columbian and not in his capacity as a director of Columbian (in which capacity as a director his fiduciary duties shall apply), as follows:

     1. The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of Columbian Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the Special Meeting of Columbian's stockholders to be called and held following the date hereof, for the approval of the Agreement and the Merger.

     2. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Cecil shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.
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     3.   The foregoing restrictions shall not apply to shares
with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of Columbian and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of Columbian.

     4. This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.


     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                              Very truly yours,



                              _________________________
                              Signature


                              _________________________
                              Name (please print)



Accepted and agreed to as of
the date first above written:

CECIL BANCORP, INC.


By: ________________________
    Its


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                      EXHIBIT B

                STOCK OPTION AGREEMENT


     Stock Option Agreement, dated as of May 29, 1998 (the
"Agreement"), by and between Cecil Bancorp, Inc. ("Grantee") , and Columbian Bank, A Federal Savings Bank ("Issuer").

                      WITNESSETH:

     WHEREAS, Issuer and Grantee have entered into a Reorganization and Merger Agreement dated as of May 29, 1998
(the "Merger Agreement"), providing for, among other things, the merger of Issuer with a to-be-formed subsidiary of Grantee (the
"Merger"); and

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1.   DEFINED TERMS.   Capitalized terms which are used but
not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 14,993 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $29.50 provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

     3.   EXERCISE OF OPTION.

     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, but only if both a Preliminary Purchase Event (as hereinafter defined) and a Purchase Event (as hereinafter defined) shall have
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occurred; provided, that the Option shall terminate and be of no further force and effect upon the earliest to occur of:

       (A)  the Effective Date of the Merger;

       (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined), other than a termination of the Merger Agreement by Grantee based upon a willful breach by Issuer of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement (a "Default Termination"),

       (C)  12 months after the termination of the Merger
            Agreement by Grantee pursuant to a Default
            Termination; and

       (D)  12 months after termination of the Merger
            Agreement (other than pursuant to a Default
            Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event;

provided further, that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 3) within six (6) months following such Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Home Owners Loan Act, as amended ("HOLA"), and the Bank Merger Act, as amended ("Bank Merger Act"). The term "Holder" shall mean the holder or holders of the Option from time to time. The Grantee is the initial Holder. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

     (b) As used herein, a "Purchase Event" means any of the following events:

       (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, any "group" (as such term is defined in Section 13(d) (3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

       (ii) the occurrence of the Preliminary Purchase Event described in clause (i) of subsection (c) of this Section 2, except that the percentage referred to in clause (C) thereof shall be 15%.
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     (c)  As used herein, a "Preliminary  Purchase Event" means any of the following events:

       (i) without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 10% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

       (ii) any person (other than the Grantee or a Grantee Subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the then-outstanding shares of Issuer Common Stock.

       (iii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

       (iv) (A) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the HOLA, the Bank Merger Act or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

       (v) Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach would entitle Grantee to terminate the Merger Agreement pursuant to Subsection5.4(b) of the Merger Agreement after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any Subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Merger Agreement terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any governmental entity to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Section 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation, or any other governmental entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

     4.   PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in
Section 12(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to


Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS
     CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT
     TO THE TERMS OF A STOCK OPTION AGREEMENT DATED MAY
     29, 1998.  A COPY OF SUCH AGREEMENT WILL BE PROVIDED
     TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY
     ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any governmental entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such governmental entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different that Grantee) as follows:

     (a) DUE AUTHORIZATION. Issuer has a requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

     (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Charter or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligations to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

     (c) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

     7.   ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock
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if the Option has been exercised immediately prior to such
event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter into an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transactions shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and condition set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.
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     (e)  The following terms have the meanings indicated:

       (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

       (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

       (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by
     (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

       (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the Issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common
Stock outstanding prior to exercise of the Substitute Option.

     (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitations, any action that may
be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

     8.   REPURCHASE AT THE OPTION OF HOLDER.

     (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

       (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

       (ii) the excess, if any, of (x) the Applicable
     Price (as defined below) for each share of Issuer
     Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

       (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the OTS, the Federal Deposit Insurance Corporation or any other governmental entity is required in connection with the payment of all or any portion of the Section

8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the OTS, the Federal Deposit Insurance Corporation or any other governmental entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the OTS, the Federal Deposit Insurance Corporation or any other governmental entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the OTS, the Federal Deposit Insurance Corporation or other governmental entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

     (c)  For purposes of this Agreement, the "Applicable
Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest sales price per share of Issuer Common Stock during the year preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d)  As used herein, a "Repurchase Event" shall occur if
(i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of
the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

     9.   REGISTRATION RIGHTS.

     (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made on time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

     (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration or Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

       (i) prior to the earliest of (A) termination of the Merger Agreement pursuant to the terms thereof, and (B) a Purchase Event or a Preliminary Purchase
     Event;

       (ii) on more than one occasion during any calendar year and on more than two occasions in total;

       (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

       (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notification or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

     (e) INDEMNIFICATION. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto)

in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this
Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure to so notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in wich case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligations to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in
no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

     In connection with any registration pursuant to Section
9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

     (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) ISSUER TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11.  DIVISION OF OPTION.  Upon the occurrence of a
Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) maybe exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and

delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.  MISCELLANEOUS

     (a)  EXPENSES.  Except as otherwise provided in Section
9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b)  WAIVER AND AMENDMENT.  Any provision of this
Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Grantee:      Cecil Bancorp, Inc.
                         127 North Street
                         Elkton, Maryland  21921
                         Attn:  Mary B. Halsey, President

With a required copy to: Housley Kantarian & Bronstein, P.C.
                         1220 19th Street, N.W., Suite 700
                         Washington, D.C.  20036
                         Attn:  Howard S. Parris, Esquire

     If to Issuer:       Columbian Bank, A Federal Savings Bank
                         303-307 St. John Street
                         Havre de Grace, Maryland  21078
                         Attn:  Donald F. Angert, President

With a required copy to: Kutak Rock
                         1101 Connecticut Avenue, N.W.,
                         Suite 1000
                         Washington, D.C.  20036
                         Attn:  Paul D. Borja, Esquire

     (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successor and assigns.

     (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this
Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                 CECIL BANCORP, INC.


                 By: _________________________
                     Mary Beyer Halsey
                     President


                 COLUMBIAN BANK, A FEDERAL
                     SAVINGS BANK


                 By: _________________________
                     Donald F. Angert
                     President



                                           Exhibit 1.1
                    PLAN OF MERGER

                          OF

        COLUMBIAN INTERIM FEDERAL SAVINGS BANK

                         INTO

        COLUMBIAN BANK, A FEDERAL SAVINGS BANK



     PLAN OF MERGER, dated as of the ___ day of ______, 1998 by and between Columbian Bank, A Federal Savings Bank, a savings bank chartered under the laws of the United States of America (the "Bank" or the "Resulting Bank"), and Columbian Interim Federal Savings Bank, an interim savings bank chartered under the laws of the United States of America ("NewSub") and Cecil Bancorp, Inc., a Maryland Corporation ("Cecil"), on the basis of the following facts:

     1. The authorized capital stock of Columbian consists of ______ shares of common stock, par value $1.00 per share, ("Common Stock"), of which ______ shares are issued and outstanding and ______ shares of preferred stock, par value $______ per share, of which no shares are issued and outstanding; and

     2. The authorized capital stock of NewSub, which is wholly owned by Cecil, consists of 1,000 shares of common stock, par value $1.00, (hereinafter called "NewSub Common Stock"), of which 1,000 shares are issued and outstanding; and

     3.   Cecil and the Bank have entered into that certain
Reorganization and Merger Agreement dated ________ ___, 1998
(the "Agreement"); and

     4. The boards of directors of the Bank and NewSub (such corporations being hereinafter sometimes called the "Constituent Corporations") deem it advisable for the mutual benefit of the parties hereto and their respective stockholders that NewSub be merged into and with the Bank upon the terms and conditions set forth in the Agreement and this Plan of Merger (the "Merger"), and the Agreement and this Plan of Merger have been approved by a two-thirds (2/3) vote of the respective entire boards of directors of the Bank and NewSub:

     THEREFORE, in consideration of the mutual promises and covenants in the Agreement and the Plan of Merger, the parties hereby agree that NewSub be merged into and with the Bank (hereinafter sometimes referred to as the "Resulting Bank"), which shall survive the Merger and continue to operate under the name "Columbian Bank, A Federal Savings Bank", and that the terms and conditions of the Merger, including the manner and basis of making distribution to the stockholders of the Constituent Corporations in extinguishment of and in substitution for shares of the Constituent Corporations shall be as follows:

                       ARTICLE I

     The Merger shall be affected in accordance with and have the effect of any and all applicable provisions of federal law. At and after the Effective Date (as defined in Article IV of this Plan of Merger): (i) NewSub shall be merged into and with the Bank, (ii) the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights and immunities of the Bank shall continue in effect and be unimpaired by the Merger; (iii) the separate corporate existence of NewSub shall cease; and (iv) the Resulting Bank shall succeed, without other transfer, to all the rights and property of NewSub and shall be subject to all the debts and liabilities of NewSub in the same manner as if the Resulting Bank had itself incurred them. Each savings account in the Bank at the Effective Date of the Merger will constitute a savings account in the Resulting Bank equivalent in withdrawable amount to the withdrawal value, and subject to the same terms and conditions as such savings account in the Bank at the Effective Date. The liquidation account of the Bank shall not be affected by the Merger.

     All rights of creditors and all liens upon the property of each of Columbian and NewSub shall be preserved unimpaired by the Merger, provided that such liens upon property of NewSub shall be limited to the property affected thereby immediately prior to the Effective Date. From and after the Effective Date, any action or proceeding by or against NewSub may be prosecuted to judgment, which shall bind the Resulting Bank, or the Resulting Bank may be proceeded against or substituted in its place.


                      ARTICLE II

     The location of the home office of the Resulting Bank shall be:

                303-307 St. John Street
            Havre de Grace, Maryland 21078

     The location of the branch office(s) of the Resulting Bank shall be as provided in Exhibit A hereto.

                     ARTICLE III

     The directors of the Resulting Bank, who shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with law and the Resulting Bank's Charter and Bylaws, shall be eight in number and shall include the seven directors of the Bank as of the Effective Date and an additional person appointed by Cecil. The names, residence addresses and terms of such directors are set forth in Exhibit B hereto.

                      ARTICLE IV

     The Merger shall become effective (the "Effective Date")
upon the date of endorsement of the Articles of Combination by
the Office of Thrift Supervision ("OTS").   The Merger shall not
be effective unless and until approved by OTS.

                       ARTICLE V

     The Charter and Bylaws of the Bank, as in effect immediately prior to the Effective Date, shall be the Charter and Bylaws of the Resulting Bank until altered, amended or repealed as provided by law.

                      ARTICLE VI

     The manner and basis of making distribution to the stockholders of the Constituent Corporations in extinguishment of and in substitution for shares of the Constituent
Corporations shall be as follows:

     (a) (i) On the Effective Date, by virtue of the Merger and without any action on the part of the Bank, NewSub or Cecil or the holders of shares of Cecil, NewSub or the Bank common stock, each outstanding share of the Bank common stock issued and outstanding at the Effective Date (except for Dissenting Shares (as such term is defined in paragraph (b) below) and shares referred to in subparagraph (a)(ii) of this Article VI) shall be converted into and exchanged for the right to receive
1.7201 shares of Cecil common stock (the "Exchange Ratio"), subject to adjustment as set forth in subparagraph (a)(v) of this Article VI.

        (ii) Any shares of Bank common stock which are owned or held by the Bank (except shares held in any 401(k) plan of the Bank or held in a fiduciary capacity) or by Cecil or any of Cecil's subsidiaries (other than in a fiduciary capacity) at the Effective Date shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no shares of capital stock of Cecil shall be issued or exchanged therefor.

        (iii) Each share of common stock of NewSub issued and outstanding immediately prior to the Effective Date shall be canceled and converted into one share of common stock of the Resulting Bank.

        (iv)    At the Effective Date, the holders of
certificates representing shares of Bank common stock shall cease to have any rights as stockholders of the Bank, except the right to receive shares of Cecil common stock and cash for fractional shares as provided herein.

        (v) If the holders of Cecil common stock shall have received or shall have become entitled to receive, without payment therefor, during the period commencing on the date of the Agreement and ending with the Effective Date, additional shares of common stock or other securities
for their stock by way of a stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement ("Stock Adjustment"), then the Exchange Ratio shall be proportionately adjusted to take into account such Stock Adjustment.

     (b) Any shares of Bank common stock held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such shares of Bank common stock pursuant to the applicable provisions of the rules and regulations of the OTS shall be herein called "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Date, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be entitled to receive shares of Cecil common stock as provided herein, provided, however, that shares of Bank common stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the rules and regulations of the OTS, or otherwise fails to establish the right of such stockholder to be paid the value of such stockholders' shares under the rules and regulations of the OTS shall be deemed to be converted into the right to receive shares of Cecil common stock pursuant to the terms and conditions referred to above.

     (c) At the Effective Date, each option to purchase or other right with respect to shares of Bank common stock pursuant to stock options, stock appreciation rights or other rights, including stock awards ("Bank Options") granted by the Bank under its stock option plans, which are outstanding at the Effective Date, whether or not exercisable, shall be converted into and become rights with respect to Cecil common stock, and Cecil shall assume each Bank Option, in accordance with the terms of the plan under which it was issued and the stock option or other agreement by which it is evidenced, except that from and after the Effective Date, (i) each Bank Option assumed by Cecil may be exercised solely for shares of Cecil common stock (or cash in the case of stock appreciation rights), (ii) the number of shares of Cecil common stock subject to such Bank Option shall be equal to the number of shares of Bank common stock subject to such Bank Option immediately prior to the Effective Date multiplied by the Exchange Ratio, provided that any fractional shares so resulting shall be rounded down to the nearest whole share, and (iii) the per share exercise price under each such Bank Option shall be adjusted by dividing the per share exercise price under each such Bank Option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the clauses (ii) and (iii) of the first sentence of this paragraph (c) of Article VI, each Bank Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended, (the "Code"), and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code. Cecil and the Bank agree to take all necessary steps to effectuate the foregoing provisions of this paragraph (c) of
Article VI.

     (d) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of Bank common stock (other than Dissenting Shares and as provided in paragraph
(a)(ii) of this Article VI), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Cecil common stock into which shares of Bank common stock theretofore represented by the certificates so surrendered shall have been converted, as provided in this Article VI and cash payments in lieu of fractional shares as
provided in paragraph (i) of this Article VI. As soon as practicable after the Effective Date, the Exchange Agent will send a notice and transmittal form to each Bank shareholder of record at the Effective Date whose Bank stock shall have been converted into Cecil common stock advising such shareholder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Bank common stock in exchange for new certificates for Cecil common stock and for cash payable in lieu of any fractional interest. Upon surrender, each certificate evidencing Bank common stock shall be canceled.

     (e) Until surrendered as provided in this Article VI, each outstanding certificate which, prior to the Effective Date, represented Bank common stock (other than Dissenting Shares and shares canceled at the Effective Date pursuant to paragraph
(a)(ii) of this Article VI) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Cecil common stock into which the shares of Bank common stock formerly represented thereby were converted and the right to receive cash in lieu of any fractional interest. However, until such outstanding certificates formerly representing Bank common stock are so surrendered, no dividend or distribution payable to holders of record of Cecil common stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Cecil common stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or subsequent to the Effective Date and the amount of any cash, without interest, payable to such holder in lieu of fractional shares. After the Effective Date, there shall be no further registration of transfers on the records of the Bank of outstanding certificates formerly representing shares of Bank common stock and, if a certificate formerly representing such shares is presented to Cecil, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of Cecil common stock as herein provided.

     (f) All shares of Cecil common stock and cash in lieu of any fractional share issued and paid upon the surrender for exchange of Bank common stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bank common stock.

     (g) If any new certificate for Cecil common stock is to be issued in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of Cecil common stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (h) In the event any certificate for Bank common stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate,
upon the making of an affidavit of that fact by the holder thereof, such shares of Cecil common stock and cash in lieu of fractional shares, if any, as may be required pursuant hereto; provided, however, that Cecil may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Cecil, the Bank, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (i) Notwithstanding any term or provision hereof, no fractional shares of Cecil common stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Bank common stock; no dividend or distribution with respect to Cecil common stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Cecil. In lieu of such fractional share interest, any holder of Bank common stock who would otherwise be entitled to a fractional share of Cecil common stock will, upon surrender of his certificate or certificates representing Bank common stock outstanding immediately prior to the Effective Date, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Cecil Trading Price. For the purposes of determining any such fractional share interests, all shares of Cecil common stock received by the holders of Bank common stock shall be combined so as to calculate the maximum number of whole shares of Cecil common stock issuable to such the Bank shareholder in the Merger.

     (j) At the Effective Date, the transfer books for the Bank common stock shall be closed, and no transfer of shares of Bank common stock shall thereafter be made on such books.

                      ARTICLE VII

     This Plan of Merger shall be subject to all those conditions contained in the Agreement including, but not limited to, approval of the Agreement, this Plan of Merger and the Merger by the OTS and by the requisite vote of the Bank's shareholders.

                     ARTICLE VIII

     This Plan of Merger shall terminate automatically upon the termination of the Agreement.

                      ARTICLE IX

     This Plan of Merger may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                       ARTICLE X

     This Plan of Merger may be amended at any time by a written instrument signed by the parties hereto.

                      ARTICLE XI

     This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Maryland, without taking into account any provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.


     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger on the date above written.

                              COLUMBIAN BANK,
                                 A FEDERAL SAVINGS BANK


                              By ____________________________
                                 Donald F. Angert, President


                              By ____________________________
                                 Robert L. Johnson, Secretary


                              COLUMBIAN INTERIM FEDERAL
                                   SAVINGS BANK


                              By ____________________________
                                 Donald F. Angert, President


                              By ____________________________
                                 Robert L. Johnson, Secretary


                              CECIL BANCORP, INC.


                              By ____________________________
                                 Mary B. Halsey, President


                              By ____________________________
                                 Thomas L. Foard, Secretary


                       EXHIBIT A
                          TO
                    PLAN OF MERGER


                   OFFICE LOCATIONS


1.   Main Office:   303-305 St. John Street
                    Havre De Grace, Maryland  21078

2.   Branch Office: Route 40,
                    Havre De Grace, Maryland 21078

                       EXHIBIT B
                          TO
                    PLAN OF MERGER


                       DIRECTORS


Name                  Residence Address           Term to Expire
----                  -----------------           --------------

Donald F. Angert

Kathleen G. Guzzo

Robert Johnson

Arthur L. Gilbert

William K. Brendle

Wilbur Pearce

Laurie Thoner

Mary B. Halsey

                                           Exhibit 1.6

          DIRECTORS OF RESULTING ASSOCIATION


Name                  Residence Address           Term to Expire
----                  -----------------           --------------

Donald F. Angert

Kathleen G. Guzzo

Robert Johnson

Arthur L. Gilbert

William K. Brendle

Wilbur Pearce

Laurie Thoner

Mary B. Halsey

                                           Exhibit 1.7

               OFFICES OF COLUMBIAN BANK

1.   Main Office:   303-305 St. John Street
                    Havre De Grace, Maryland  21078

2.   Branch Office: Route 40,
                    Havre De Grace, Maryland 21078

                                          Exhibit 4.11









                     May 29, 1998



Cecil Bancorp, Inc.
127 North Street
Elkton, Maryland 21921

Gentlemen:

     1. I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of either Cecil Bancorp, Inc., a Maryland corporation ("Cecil") or Columbian Bank, A Federal Savings Bank ("Columbian").

     2. Pursuant to the Reorganization and Merger Agreement dated as of May 29, 1998 (the "Agreement"), by and among Cecil and Columbian, it is contemplated that Cecil will organize a wholly owned interim federal savings bank subsidiary ("Subsidiary"), to merge with and into Columbian (the "Merger"), pursuant to which each of the issued and outstanding shares of Columbian Common Stock shall automatically by operation of law be converted into a number of shares of common stock of Cecil as set forth in the Agreement and the issued and outstanding shares of Subsidiary Common Stock shall be converted by operation of law into an equal number of newly issued shares of Columbian common stock all of which shall be owned by Cecil, and following the Merger, Columbian shall survive the Merger and operate as a wholly owned subsidiary of Cecil under its present name and title, as set forth in the Agreement, and each outstanding option under Columbian's Stock Option Plan will continue outstanding as an option to purchase that number of shares of Cecil Common Stock, as determined under the terms of the Agreement. As an affiliate of Cecil, I own shares of Cecil Common Stock, or as an affiliate of Columbian, in connection with the Merger, I will receive my pro rata portion of the shares of Cecil Common Stock upon distribution of the Cecil Common Stock to the holders of Columbian Common Stock and options to purchase Cecil Common Stock in accordance with the terms of the Agreement.

Cecil Bancorp, Inc.
May 29, 1998
Page 2

     3.   I hereby agree as follows:

          (i) I will not sell, transfer or otherwise dispose of, or in any way reduce my risk relative to, any shares of the Cecil Common Stock owned by me, issued to me pursuant to the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger for the period commencing 30 days prior to consummation of the Merger and ending on such date as financial results covering at least 30 days of post-Merger combined operations of Cecil and Columbian have been published by Cecil.

          (ii) During the term of this letter agreement, I will not offer to sell, transfer or otherwise dispose of any of the shares of Cecil Common Stock owned by me, distributed to me pursuant to the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.


     4. I consent to the endorsement of the Cecil Common Stock issued to me pursuant to the Merger (if any) or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger (if any) with a restrictive legend which will read substantially as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or pursuant to an exemption from registration under the Act, or pursuant to a registration statement under the Act."

     Cecil's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Cecil Common Stock issued to me in the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger, unless the transfer has been effected in compliance with the terms of this letter agreement.

     5. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legend set forth in 4 above shall be removed by delivery of substitute certificates without such legend, if (i) any such shares of Cecil Common Stock issued to me in the Merger (if any) or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger (if any) shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Cecil Common Stock issued to me in the Merger (if any) or shares of Cecil Common Stock received by me upon the exercise of the options received in the

Cecil Bancorp, Inc.
May 29, 1998
Page 3

Merger (if any) are sold in accordance with the provisions of paragraphs (c), (e), (f), and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at this time an affiliate of Cecil and have been the beneficial owner of the Cecil Common Stock or the options for Cecil Common Stock issued to me in the Merger for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and Cecil has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Cecil and have been the beneficial owner of the Cecil Common Stock or the options for Cecil Common Stock issued to me in the Merger for at least two years (or such period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) Cecil shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Cecil, to the effect that the stock transfer restrictions and the legend are not required. It is further understood and agreed that any stop transfer restriction relating to, or arising from Section 3(i) of this letter, shall be lifted upon publication of financial results covering at least 30 days of post-Merger combined operations.

     6. I have carefully read this letter agreement and the Agreement and am aware of and understand and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Cecil Common Stock owned by me, distributed to me pursuant to the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger.

                                   Sincerely,



                                   _________________________
                                   Name

Agreed and accepted this
29th day of May, 1998
by CECIL BANCORP, INC.



By: ___________________________

                                           Exhibit 7.1
                 EMPLOYMENT AGREEMENT
                 --------------------

    THIS AGREEMENT, entered into on this ____ day of _______, 1998 (the "Effective Date"), by and between Columbian Bank, A Federal Savings Bank (the "Bank"), and Kathleen G. Guzzo (the "Employee"), which is the same date as the Effective Date of the merger between the Bank and a subsidiary of Cecil Bancorp, Inc. ("Cecil") pursuant to the Reorganization and Merger Agreement between the Bank and Cecil dated May 29, 1998.

    WHEREAS, the Employee has heretofore been employed by the Bank as Vice President and is experienced in the business of the Bank; and

    WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

    NOW, THEREFORE, it is AGREED as follows:

    1. Employment. During the term of this Agreement, the Employee shall be employed as Vice President of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other executive duties shall be such as the Bank's President and Board of Directors (the "Board") may from time to time reasonably direct, including normal duties as an executive officer of the Bank.

    2.    Compensation.

          (a) The Bank agrees to pay the Employee during the term of this Agreement a salary at the rate of $49,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase her salary.

          (b) The Employee shall participate in an equitable manner with all other employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

    3.    Participation in Retirement, Medical and Other Plans.

          The Employee shall be eligible to participate in any of the following plans or programs that the Bank may now or in the future maintain; group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified or nonqualified plans, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date (except that with respect to certain vacation time and sick leave policies, the Board may from time to time adopt and implement revised policies which may result in a reduction of vacation time and sick leave benefits, which policies shall be generally applicable to all Bank employees).

    4. Term. The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 12 months thereafter (or such earlier date as is determined in accordance with Section 8 hereof). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

    5.    Loyalty; Noncompetition.

          (a)  Subject to Section 1 hereof, during the
period of her employment hereunder and except for illnesses, reasonable vacation periods and reasonable leaves of absence, the Employee shall devote all her full business time, attention, skill and efforts to the faithful performance of her duties hereunder. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank, or be gainfully employed in any other position or job.

          (b) Nothing contained in this Paragraph 5 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

    6. Standards. The Employee shall perform her duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time.

    7. Vacation and Sick Leave. The Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board has established for all employees of the Bank (as may be revised by the Board in its discretion).

          (b) The Employee shall be entitled to an annual sick leave benefit as established by the Board to all employees
(as may be revised by the Board in its discretion).

          (c) The Employee shall not receive any additional compensation on account of her failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized and approved by the Board.

    8. Termination and Termination Pay. The Employee's employment hereunder may be terminated under the following circumstances:

          (a) Death. The Employee's employment under this Agreement shall terminate upon her death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which her death occurred.

          (b)  Disability.  The Bank may terminate the
Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform her duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which, in the reasonable judgment of a physician or other healthcare professional selected by the Board, impairs the Employee's ability to substantially perform her duties under this Agreement for a period of 180 consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability during the term of this Agreement which is prior to the Employee's termination of employment pursuant to this
Section 8(b).

          (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate her employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

          (d)  Without Just Cause.  The Employee may
voluntarily terminate employment for Good Reason (as hereinafter defined), or, the Board may by written notice to the Employee immediately terminate her employment at any time for a reason other than Just Cause provided that in either event the Employee shall be entitled to receive the salary provided pursuant to
Section 2 hereof and the benefits provided in Section 3 hereof, up to the date of termination of the term of this Agreement. Said sum shall be paid in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated. "Good Reason" is defined for the purposes of this subparagraph as:

               (1)  the assignment to the Employee of any
               duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 or any other action by the Bank that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by the Employee;

               (2)(i)    except in the event of a Bank-
               wide change in benefits, the failure by the Bank to continue in effect any benefit or compensation plan, life insurance plan, health and accident plan or disability plan to which the Employee is entitled, or (ii) the taking of any action by the Bank that would adversely affect the Employee's participation in, or materially reduce the Employee's benefits under this Agreement.

               (3)  the Bank requiring the Employee to be
               based at any office or location more than thirty miles from Havre de Grace, Maryland.

          (e)  Termination or Suspension Under Federal Law.
(1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and
(g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

          (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

          (3)  If a notice served under Section 8(e)(3) or
(g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the
conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (4) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance both 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder and Regulatory Bulletin 27A, but only to the extent required thereunder on the date any payment is required pursuant to this Agreement.

          (f)  Voluntary Termination by Employee.  The
Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 60 days' prior written notice to the Board, in which case the Employee shall receive only her compensation, vested rights and employee benefits up to the date of her termination. If the Employee's employment terminates with the Bank for any reason other than Just Cause, the Employee shall be entitled to purchase from the Bank, at the Employee's own expense which shall not exceed applicable COBRA rates, family medical insurance under any group health plan that the Bank or the Company maintains for its employees. This right shall be (i) in addition to, and not in lieu of, any other rights that the Employee has under this Agreement, and (ii) shall continue until the Employee first becomes eligible for participation in Medicare.

          (g) No Mitigation. In the event of termination of the Employee's employment under this Agreement for a reason other than Just Cause or by the Employee for Good Reason, the Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for, in this Agreement, be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination, or otherwise.

    9.    Successors and Assigns.

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, con-solidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank; provided that in the event that any successor of the Bank is prohibited by state or federal law from maintaining the Agreement, such successor will provide for an equivalent arrangement with a company or institution affiliated with the successor.

          (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Bank.

    10. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by both of the parties, except as herein otherwise specifically provided.

    11. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construc-tion, capacity, performance or otherwise.

    12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    13. Entire Agreement. Together with any understanding or modifications hereof as agreed to in writing by the parties, this Agreement shall constitute the entire agreement between the parties hereto, and shall supersede any and all preexisting employment or severance agreements or insurance arrangements (if any) between the Employee and the Bank.


    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                       COLUMBIAN BANK, A FEDERAL
                                 SAVINGS BANK


__________________________    By:________________________
Attest                           Donald F. Angert
                                 President



WITNESS:


_________________________        ________________________
                                 Kathleen G. Guzzo
                                 Employee

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